UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 10, 2025

Date of Report (date of earliest event reported)

Cyclacel Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices) (Zip code)

(908) 517-7330

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2025, Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into an Agreement for the Sale and Purchase of Certain Assets (the “Purchase Agreement”) with Cyclacel Limited, a United Kingdom-based wholly owned subsidiary of the Company that is currently in liquidation (“Cyclacel Limited”), along with Carrie James and James Hopkirk, the liquidators of Cyclacel Limited effective as of January 24, 2025 (the “Liquidators”). Under the terms of the Purchase Agreement, the Company agreed to purchase, and Cyclacel Limited agreed to sell, with the approval of the Liquidators, certain assets (the “Assets”) of Cyclacel Limited related to Plogosertib, a polo-like kinase 1 (PLK 1) inhibitor for treatment of  in esophageal cancer and acute leukemia (“Plogo”), for a purchase price of £250,000 (exclusive of VAT).

Pursuant to the Purchase Agreement, the Company further agreed to dispose of the Assets, if ever, only for cash consideration (a “Subsequent Disposal”). In the event of any Subsequent Disposal, the Company agreed to pay the surplus (without any set-off, counterclaim, deduction or withholding, other than any deduction or withholding of tax as required by law) to Cyclacel Limited within 14 days of the receipt by the Company of the consideration or part consideration for the Subsequent Disposal whenever it is received (the “Surplus”). The Purchase Agreement defines Surplus as an amount equal to 50% of the difference between the consideration being received by the Buyer upon a Subsequent Disposal and the greater of: (i) the sum of £250,000; or (ii) £250,000 plus all direct costs incurred by the Company in the research or development of the Assets (including the manufacture of Plogosertib or product to be used in development) or in relation to the patent rights following the closing of the Purchase Agreement.

In connection with the Company’s entry into the Purchase Agreement, the Company, Cyclacel Limited and the Liquidators also entered into an Assignment of Patent Rights Agreement dated March 10, 2025 (the “Patent Assignment Agreement”), whereby Cyclacel Limited assigned to the Company all of its rights, title and interest in certain patent rights related to Plogo, as described in greater detail in the Purchase Agreement.

The foregoing description of the material terms of the Purchase Agreement and the Patent Assignment Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 2.1 and 10.1 respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1*+	Agreement for the Sale and Purchase of Certain Assets dated March 10, 2025 by and between Cyclacel Pharmaceuticals, Inc., Cyclacel Limited, and with Carrie James and James Hopkirk, the liquidators of Cyclacel Limited
10.1*	Assignment of Patent Rights Agreement dated March 10, 2025 by and between Cyclacel Pharmaceuticals, Inc., Cyclacel Limited, and with Carrie James and James Hopkirk, the liquidators of Cyclacel Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.
+	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 14, 2025	Cyclacel Pharmaceuticals, Inc.

	By:	/s/ Datuk Dr. Doris Wong Sing Ee
		Name:	Datuk Dr. Doris Wong Sing Ee
		Title:	Chief Executive Officer

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